Fourth Quarter 2020 Results January 26, 2021 Exhibit 99.3

2 Forward Looking Statements This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward- looking statements. You can identify these forward-looking statements through Synovus' use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Synovus' future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on our expectations related to (1) loan growth; (2) net interest income and net interest margin; (3) total adjusted revenue; (4) adjusted non-interest expense; (5) credit trends and key credit performance metrics; (6) effective tax rate; (7) capital position; (8) our future operating and financial performance; (9) our strategy and initiatives for future growth, balance sheet management, capital management, and expense savings; (10) executive succession; and (11) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus' ability to control or predict. These forward-looking statements are based upon information presently known to Synovus' management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Synovus' quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Use of Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non-interest revenue; adjusted non-interest expense; adjusted tangible non-interest expense; adjusted tangible efficiency ratio; and tangible common equity ratio. The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total non-interest expense; efficiency ratio; and total shareholders' equity to total assets ratio, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus' business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus' operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus' performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue is a measure used by management to evaluate non-interest revenue exclusive of net investment securities gains (losses) and gains on sales and net changes in the fair value of private equity investments. Adjusted non-interest expense, adjusted tangible non-interest expense, and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by management and bank regulators to assess the strength of our capital position. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the Appendix to this slide presentation.

2020 Highlights

SYNOVUS

($ in thousands, except per share data)	Reported 2020	Reported 2019	Adjusted 2020[1]	Adjusted 2019[1]
Net Income Available to Common Shareholders	$340,532	$540,899	$356,706	$608,480
Earnings per Share	$2.30	$3.47	$2.41	$3.90
Return on Average Assets	0.72%	1.20%	0.75%	1.35%
Return on Average Tangible Common Equity[1]	8.71%	14.34%	9.12%	16.10%
Efficiency Ratio	58.32%	56.22%	55.74%	51.82%

- Announced Synovus Forward in January, a plan expected to add $100 million pre-tax income benefit with a combination of revenue and expense initiatives
- Supported customers and team members during the global healthcare pandemic
  - Processed and approved ~19,000 Paycheck Protection Program (PPP) loans totaling nearly $2.9 billion
  - Implemented a comprehensive deferral program for COVID-impacted borrowers
- Retained capital and built allowance ratios to account for additional economic stress and uncertainty
  - CET1 ratio increased 72 bps from 4Q19 to 9.67%[2]; total risk-based capital of 13.43%[2] was the highest since 2014
  - Allowance for Credit Losses (ACL) increased $371 million or 105 bps (to loans) to 1.81% year-over-year, excluding PPP loans
- Enhanced digital capabilities that have improved the customer experience, expanded new account origination availability, and supported a more robust platform for future functionality
- Continued workplace diversity and inclusion advancements, increased community investments and outreach efforts, and enhanced reporting of ESG metrics
- In December, a CEO transition plan was announced, and Kevin Blair was named to the Board
  - In April 2021, Chairman & CEO Kessel Stelling will move into the role of Executive Chairman and Kevin Blair will become CEO

(1) Non-GAAP financial measure; see appendix for applicable reconciliation
(2) Preliminary

3

Fourth Quarter 2020 Highlights

SYNOVUS

($ in thousands, except per share data)	Reported 4Q20	Reported 3Q20	Reported 4Q19	Adjusted 4Q20[(1)]	Adjusted 3Q20[(1)]	Adjusted 4Q19[(1)]
Net Income Available to Common Shareholders	$142,118	$83,283	$143,393	$160,618	$131,364	$140,069
Earnings per Share	$0.96	$0.56	$0.97	$1.08	$0.89	$0.94
Return on Average Assets	1.11%	0.69%	1.27%	1.25%	1.05%	1.24%
Return on Average Tangible Common Equity[(1)]	14.00%	8.46%	15.18%	15.79%	13.24%	14.84%
Efficiency Ratio	60.32%	64.31%	53.44%	54.60%	53.91%	53.20%

- Period-end loan decline of $1.3 billion or 3% vs. 3Q20 primarily due to PPP forgiveness of $516 million, net of unearned fees
  - Excluding reductions from PPP and lending partnerships, loans declined by $700 million or 2% sequentially
- Period-end deposits of $46.7 billion increased $2.0 billion or 5% vs. 3Q20; total deposit costs declined 11 bps to 28 bps
  - Total core transaction deposits[(2)] grew $1.8 billion or 6% vs. 3Q20, offsetting strategic declines in higher cost, single-service deposits
- Net interest income of $386 million increased $9 million or 2% vs. 3Q20 primarily due to effective deposit pricing and PPP forgiveness
  - Net interest income down $4 million excluding PPP fee accretion
- Non-interest revenue of $115 million was stable with 3Q20; adjusted non-interest revenue[(1)] down $3 million vs. 3Q20
- Non-interest expense of $302 million down $14 million vs. 3Q20; adjusted non-interest expense[(1)] of $275 million up $6 million vs. 3Q20
  - Adjusted non-interest expense[(1)] includes a $5 million increase in fees related to Synovus Forward, PPP, and COVID
- Provision for credit losses of $11 million down $32 million vs. 3Q20; ACL coverage ratio (to loans) of 1.71% or 1.81% excluding PPP loans
  - Non-performing loan ratio of 0.39% and net charge-off ratio of 0.23%
- CET1 ratio increased 37 bps during the quarter to 9.67%[(3)]; total risk-based capital ratio increased 27 bps to 13.43%[(3)]

(1) Non-GAAP financial measure; see appendix for applicable reconciliation
(2) Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding public funds and brokered
(3) Preliminary

4

5 Amounts may not total due to rounding (1) Total loans are net of deferred fees, costs, discounts/premiums (2) Excludes change in unearned loan fees except for PPP $39.5(1) $37.2(1) 50.6% 27.7% 21.9% 45.1% 26.7% 28.2% ▪ Sequential quarter decline of $1.3 billion or 3% vs. 3Q20; decline of $700 million or 2% excluding PPP and lending partnerships ▪ PPP loans declined by $516 million, net of unearned fees, given accelerated forgiveness ▪ CRE declined by $395 million as pay-off and pay- down activity increased ▪ C&I line utilization remains near historic lows of ~40%, down 6% vs. 4Q19 QoQ Change in Total Loans(2) ($ in millions) $38.3(1) 50.7% 27.6% 21.9% C&I Consumer CRE (19.0)% (0.6)% (2.5)% (11.4)% (3.6)%% of category change: Loans Period-end Loan Balances (in billions)

6 $46.7 9.0% 16.1% 62.9% 70.2% 7.7% 14.5% 7.6% Deposit Costs: 2020 Trend 0.28%0.39% 0.53% 1.98% 1.41% 0.89% 1.13% 1.74% $44.7 69.4% 8.9% 13.0% 8.8% 12.0% $38.4 Deposits Period-end Deposit Balances (in billions) Amounts may not total due to rounding (1) Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding public funds and brokered (2) Includes brokered deposits ▪ Sequential quarter increase of $2.0 billion or 5% vs. 3Q20 ▪ Continued growth in core transaction deposits(1) of $1.8 billion partially offset by declines in time and brokered ▪ Strong seasonal inflows supported a $1.0 billion increase in public funds ▪ Deposit remixing and repricing continue to benefit overall funding costs ▪ Total deposit costs down 11 bps vs. 3Q20 ▪ Total deposit costs of 25 bps in December, below prior cycle low of 26 bps in 3Q14 (2)

7 Net Interest Income (in millions) (1) ▪ Net interest income of $386 million increased $9 million or 2% vs. 3Q20; reduction of $4 million excluding PPP fees ▪ $25 million in PPP fee accretion, an increase of $13 million from accelerated forgiveness ▪ $49 million in fees remain, with roughly $20 million in the forgiveness process ▪ Declines in asset yields largely offset by better than expected deposit repricing ▪ Net interest margin of 3.12%, an increase of 2 bps vs. 3Q20 ▪ Elevated cash balances have modest impact on NII, but pressure NIM ▪ PPP forgiveness supported 4Q20 NIM on acceleration of fees $386$377 $399 $25$12 $26 4Q20: NIM Primary Drivers Amounts may not total due to rounding (1) 4Q20 and 3Q20 primarily included loan accretion of $1 million and $2 million, respectively; 4Q19 primarily included loan accretion of $15 million and deposit premium amortization of $11 million (2) Other includes impact of day count, certain mix shifts, and other unattributed items (2) 3.12%

8 $53.1 $47.5 (1) 0.70% $98 $114 $115 (3) (3) $53.8 $18 Non-Interest Revenue /Average Assets ($ in billions) Non-Interest Revenue (in millions) ▪ 4Q20 non-interest revenue of $115 million was stable vs. 3Q20 and increased $17 million or 17% vs. 4Q19 ▪ Adjusted non-interest revenue(2) of $112 million decreased $3 million or 3% vs. 3Q20 and increased $20 million or 22% vs. 4Q19 ▪ A 4% sequential increase in secondary mortgage production was partially offset by lower margin and hedging activity Amounts may not total due to rounding (1) Include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges (2) Non-GAAP financial measure; see appendix for applicable reconciliation (3) Annualized

9 (1) Non-GAAP financial measure; see appendix for applicable reconciliation 4Q19 3Q20 4Q20 Efficiency Ratio 53.4% 64.3% 60.3% Adjusted Tangible Efficiency Ratio(1) 53.2% 53.9% 54.6% Non-Interest Expense (in millions) ▪ 4Q20 non-interest expense of $302 million decreased $14 million or 4% vs. 3Q20 and increased $36 million or 14% vs. 4Q19 ▪ $14 million related to the voluntary early retirement program ▪ Run-rate savings of $7 million ▪ Primary driver of reduction in headcount of 100 vs. 3Q20 ▪ $8 million in loss on early extinguishment of debt ▪ $4 million associated with branch optimization ▪ 4Q20 adjusted non-interest expense(1) of $275 million increased $6 million or 2% vs. 3Q20 and $10 million or 4% vs. 4Q19 ▪ $7 million in professional fees associated with Synovus Forward, up $2 million vs. 3Q20 ▪ $5 million in PPP and COVID related expenses, up $3 million vs. 3Q20

10 Credit Quality (dollars in millions) (2) 0.2 9% 0.1 9% % $2 7. 7 (1) 0.10% 0.21% 0.24% 0.29% 0.23% 277% 791% 590% 152% 50% Provision/ NCO: NCO Ratio: 278% 340% 441% 394% 433% ACL to NPLs: Amounts many not total due to rounding (1) Criticized loans are loans graded special mention; classified loans are loans graded sub-standard accruing and non-accruing loans (2) ACL coverage ratio (to loans) was 1.81% in 4Q20 excluding PPP loans of $2.2 billion; 1.80% in 3Q20 and 1.74% in 2Q20 excluding PPP loans of $2.7 billion 0.33% 0.12% 0.12% $283 $532 $650 $665 $654 0.37% 0.27% 0.50% 0.39% (2) $1,567$1,583 $718$641$616

11 Capital Ratios (1) ▪ Continued improvement of capital position with CET1 up 37 bps vs. 3Q20 to 9.67%(1) ▪ Maintaining target at the higher end of our CET1 operating range of 9.0%-9.5% with heightened uncertainty in the current economic environment ▪ Total Capital increased to 13.43%(1) ▪ Includes optimization of subordinated debt completed in 4Q20 ▪ Share repurchase authorization of $200 million 8.95% 10.23% 12.25% 9.30% 10.57% 13.16% Amounts many not total due to rounding (1) Preliminary (1) Pre-tax Income 9.67% 10.95% 13.43% 9.67%

Synovus Forward

Workstreams in progress

SYNOVUS

SYNOVUS FORWARD

Becoming more efficient...

Organizational efficiency
$30M+ pre-tax benefit
Voluntary retirement program with earn back of <2 years and savings of ~$7-8 million
Back-Office efficiency

Third-party spend
$25M pre-tax benefit

Branch/real estate optimization
$12M pre-tax benefit
13 branch closures in 2020 with additional corporate real estate consolidation in 2021

Continuing to strengthen relationships and profitability...

Customer analytics
$20M+ pre-tax benefit
Leveraging analytics to grow and deepen customer relationships
Customer activity generates insights to incremental financial solutions

Pricing for value
$20M pre-tax benefit
Optimize pricing for products and services

New products and solutions
$5M+ pre-tax benefit

Investing in technology to improve customer experience and growth ...

Expanding online account origination capabilities
Added depository and lending origination fulfillment channels

Strengthening user enrollment and utilization with better customer experience
Simplifying processes and continuously enhancing with new functionality

Enhancing technology and advisory services
Synovus Gateway, a new digital commercial banking platform, launched in November 2020

	2020	1H21	2H21	2022
Cumulative pre-tax run-rate:	~$20M	~$60M	~$100M	~$175M

Note: All run-rate references are on an annualized basis

12

13 Capital management Effective tax rate Capital and Taxes Loans Targeting 9.5% CET1 ratio 23% to 25% Pre-provision net revenue -1% to -4% -2% to -5% Total adjusted revenue(1) Adjusted non-interest expense(1)(2) Metrics Outlook 2% to 4%Period-end loans, excl. PPP 2021 Outlook (1) Non-GAAP financial measure; see appendix for applicable reconciliation (2) Outlook does not include fees associated with additional phases of Synovus Forward

Appendix

15 $653,521 ACL/Loans: ACL/Loans excl. PPP(2): Key Assumptions: 3 1.68% 1.71% 1.80% 1.81% 1 Economic scenario weightings have a downside bias 2 3 Baseline includes moderate economic expansion with continued reductions in unemployment rate 1 Returned to 2-year reasonable and supportable period as economic uncertainty has moderated (1) (1) Other factors include the impact of dispositions, subpool changes, etc. (2) ACL coverage ratio (to loans) was 1.81% in 4Q20 excluding PPP loans of $2.2 billion; 1.80% in 3Q20 and 1.74% in 2Q20 excluding PPP loans of $2.7 billion Allowance for Credit Losses (in thousands)

16 COVID-19 Impact on Cash Inflows Note: For 'month-by-month', top and bottom 5% outliers are excluded. Cash inflow changes are simple averages for customers with sufficient operating account coverage (covering ~55-75% of loan exposures) (1) NAICS code for cash flows Mar Apr May Jun Jul Aug (1)(1) (1)(1) (Hotel and Other Lodging) (Excl. full-service restaurants & bars) Sep Oct Nov (5)% (16)% 1% (7)% Month-by-Month (cash inflows, YOY change)

17 (2) (1) (1) Loan Portfolio Rate Mix and Yield 1.40% 1.32% 1.52% 1.40% (2) (1) Excluding the effect of purchase accounting adjustments (PAA) in 2019, loan and investment yields were 4.75% and 3.10%, respectively, in 4Q19 (2) Effective notional is the notional of derivatives with accruing cash flows, as of the period-end Earning Assets Composition

18 Consumer 26.5% CRE 28.6% C&I 45.0% ▪ 88% are income-producing ▪ Residential C&D and Land are <1.7% of total loans ▪ No single CRE loan > $50 million ▪ Average loan size of $14 million ▪ Diversity among property types and geographies ▪ Primarily direct middle market and commercial clients ▪ Total Syndications 7.0% of total loans ▪ C&I specialty lending includes Senior Housing and Premium Finance ▪ C&I industry mix aligned with economic and demographic drivers ▪ High quality Consumer Real Estate book ▪ Weighted average credit score of 791 and 776 for HELOC and Mortgage, respectively ▪ Average LTV of ~75% for HELOC and Mortgage Consumer Portfolio - $8.4 Billion CRE Portfolio - $10.6 Billion C&I Portfolio - $19.4 Billion Consumer R/E Related 18.5% C&I Specialty Lending 17.1% Direct Middle Market & Commercial Banking 33.6% Hotel 3.8% Office Bldg. 5.9% Multi-Family 5.7% Resi. Constr, Dev, Land 1.7% Consumer CRE C&I Portfolio Characteristics Consumer CRE C&I NPL Ratio 0.28% 0.29% 0.50% QTD Net Charge-off Ratio (annualized) 0.20% 0.14% 0.28% 30+ Days Past Due Ratio 0.32% 0.07% 0.07% 90+ Days Past Due Ratio 0.03% 0.00% 0.01% Consumer Non-R/E 3.5% Amounts may not total due to rounding Loan Portfolio by Category

19 Composition of 4Q20 CRE Portfolio Total Portfolio $10.6 billion Investment Properties Land, Development, and Residential Properties Portfolio Characteristics (as of December 31, 2020) Office building Multi- family Shopping Centers Hotels Other Investment Properties Warehouse Residential Properties(1) Development & Land Balance (in millions) $2,261 $2,198 $1,607 $1,444 $1,134 $702 $629 $595 NPL Ratio 0.05% 0.01% 1.31% 0.00% 0.18% 0.03% 0.58% 0.36% Net Charge-off Ratio (annualized) 0.32% 0.00% 0.44% 0.00% 0.17% (0.02)% (0.18)% 0.06% 30+ Days Past Due Ratio 0.03% 0.06% 0.04% 0.00% 0.02% 0.00% 0.57% 0.07% 90+ Days Past Due Ratio 0.00% 0.01% 0.00% 0.00% 0.00% 0.00% 0.01% 0.00% ▪ Investment Properties portfolio represents 88% of total CRE portfolio ▪ The portfolio is well diversified among the property types ▪ Credit quality in Investment Properties portfolio remains excellent ▪ As of 4Q20, Residential C&D and Land Acquisition Portfolios represent 1.7% of total loans ▪ No single CRE loan above $50 million ▪ Average CRE loan size is $14 million 20.8% 15.2% 13.7% 10.7% 21.4%6.6% 4.2% 2.3% 2.1% 1.7% 1.2% Amounts may not total due to rounding (1) Includes 1-4 Family Construction and 1-4 Family Perm/Mini-Perm (primarily rental homes) Commercial Real Estate

20 Credit Indicator 4Q20 NPL Ratio 0.50% Net Charge-off Ratio (annualized) 0.28% 30+ Days Past Due Ratio 0.07% 90+ Days Past Due Ratio 0.01% ▪ Wholesale Bank (includes Large Corporate, Middle Market, and Specialty Lines) represents 55% of C&I Balances ▪ Community/Retail Bank represents 45% of C&I balances Diverse Industry Exposure Total Portfolio $19.4 billion Amounts may not total due to rounding (1) Includes PPP loans C&I Portfolio(1)

Consumer Portfolio

Total Consumer Portfolio $8.4 billion



Consumer Mortgage
65.7%
HELOC
18.2%
Consumer Lending Partnerships
7.5%
Other Consumer
5.3%
Credit Card
3.4%

Mortgage and HELOC, the two largest concentrations, have strong credit indicators

Credit Indicator	**Heloc**	**Mortgage**
Weighted Average Credit Score of 4Q20 Originations	792	769
Weighted average credit score of total portfolio	791	776
Weighted Average LTV[1]	73.9%	75.6%
Average DTI[2]	31.8%	29.9%
Utilization Rate	47.0%	N/A

Credit Indicator	**4Q20**
NPL Ratio	0.28%
Net Charge-off Ratio *	0.20%
30+ Days Past Due Ratio	0.32%
90+ Days Past Due Ratio	0.03%

*Annualized

- **Credit Card Portfolio continues to perform well**
  - Average utilization rate is 22%
  - Average credit score is 734
  - QTD annualized net-charge off ratio of 2.45%
- **Lending Partnerships with GreenSky and SoFi**
  - Currently $629 million in balances, or 1.6% of total loans
  - GreenSky is a point-of-sale program where the customer applies with home improvement store, contractor, or other merchant

Amounts may not total due to rounding
(1) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the 12/31/2020 loan balance
(2) Average DTI of 4Q20 originations

21

22 3.8% of total loans (in millions) Hotels Funded balances $1,444 Unfunded commitments $146 Total exposure $1,590 ▪ Hotel Credit Quality: ▪ 55% Average LTV(1) ▪ 0.00% NPL Ratio ▪ 0.00% Past Dues ▪ 0.00% NCO Ratio(2) ▪ Construction comprises 12% of outstanding balances ▪ ~ 85% of outstanding balances are franchised hotels; top franchises include: ▪ Hilton ▪ Marriott ▪ Hyatt ▪ No hotels in P&I deferral as of 12/31/2020 Note: Balances exclude PPP loans (1) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the 12/31/2020 loan balance (2) Quarter-to-date annualized 40% 30% 9% 19% 2% 56% 42% Hotel Portfolio

23 (in millions) Limited-Service Restaurants Full-Service Restaurants Total Restaurant Portfolio Funded balances $418 $286 $704 Unfunded commitments $83 $84 $167 Total exposure $501 $370 $871 41% ▪ >60% of restaurants are franchises; top franchises include: ▪ Internal cash flow data indicates that both full and limited-service restaurants have recovered to ~100% of pre-COVID levels ▪ No restaurants in P&I deferral as of 12/31/2020 ▪ McDonalds ▪ Zaxby's ▪ Burger King ▪ Cracker Barrel ▪ Panera Bread Co. 59% ▪ 0.76% NPL Ratio ▪ 0.02% Past Dues ▪ 0.00% NCO Ratio(1) ▪ 1.00% NPL Ratio ▪ 0.41% Past Dues ▪ 1.27% NCO Ratio(1) Limited-Service Restaurant Credit Quality: Full-Service Restaurant Credit Quality: Note: Balances exclude PPP loans (1) Quarter-to-date annualized 1.8% of total loans Restaurant Portfolio

24 Composition Growth Risk Category 3Q20 4Q20 3Q20 vs. 4Q20 Annualized Passing Grades $37,967 96.00% $36,686 95.90% $(1,281) Special Mention 990 2.50% 977 2.55% (13) Substandard Accruing 424 1.07% 439 1.15% 15 Non-Performing Loans 169 0.43% 151 0.39% (18) Total Loans $39,550 100.00% $38,253 100.00% $(1,297) Amounts may not total due to rounding Portfolio Risk Distribution (in millions)

25 4Q19 1Q20 2Q20 3Q20 4Q20 Diluted EPS $0.97 $0.20 $0.57 $0.56 $0.96 Financial Performance Net interest margin 3.65% 3.37% 3.13% 3.10% 3.12 % Efficiency ratio 53.44 57.81 51.58 64.31 60.32 Adjusted tangible efficiency ratio(1) 53.20 56.72 57.91 53.91 54.60 ROA(2) 1.27 0.32 0.71 0.69 1.11 Adjusted ROA(1)(2) 1.24 0.32 0.32 1.05 1.25 Balance Sheet Growth Total loans 2% 3% 4% (1)% (3)% Total average deposits — 2 11 3 4 Credit Quality NPA ratio 0.37% 0.50% 0.44% 0.49% 0.50 % NCO ratio(2) 0.10 0.21 0.24 0.29 0.23 Capital Common shares outstanding(3) 147,158 147,267 147,313 147,318 148,039 Leverage ratio 9.16% 8.92% 8.38% 8.48% 8.50 % Tangible common equity ratio(1) 8.08 7.94 7.41 7.67 7.66 (4) (1) Non-GAAP financial measure; see applicable reconciliation (2) Annualized (3) In thousands (4) Preliminary Quarterly Highlights Trend

26 (in thousands, except per share data) 4Q20 3Q20 4Q19 Net interest income $ 385,932 $ 376,990 $ 399,268 Non-interest revenue 114,761 114,411 97,955 Non-interest expense 302,498 316,655 266,121 Provision expense 11,066 43,383 24,470 Income before taxes 187,129 131,363 206,632 Income tax expense 36,720 39,789 54,948 Preferred stock dividends 8,291 8,291 8,291 Net income available to common shareholders $ 142,118 $ 83,283 $ 143,393 Weighted average common shares outstanding, diluted 148,725 147,976 148,529 Net income per diluted common share $ 0.96 $ 0.56 $ 0.97 Condensed Income Statement

27 (in thousands) 4Q20 3Q20 4Q19 4Q20 vs. 3Q20 % Change 4Q20 vs. 4Q19 % Change Service charges on deposit accounts $ 19,063 $ 17,813 $ 22,385 7 (15) Fiduciary and asset management fees 17,242 15,885 15,645 9 10 Brokerage revenue 11,794 10,604 11,106 11 6 Mortgage banking income 24,426 31,229 9,287 (22) 163 Card fees 11,743 10,823 11,325 9 4 Capital markets income 4,352 5,690 8,972 (24) (51) Income from bank-owned life insurance 9,725 7,778 5,620 25 73 Other non-interest revenue 14,016 15,879 7,672 (12) 83 Adjusted non-interest revenue $ 112,361 $ 115,701 $ 92,012 (3) 22 Gain on sale and fair value increase of private equtiy investments, net 63 260 8,100 nm nm Investment securities gains (losses), net 2,337 (1,550) (2,157) nm nm Total non-interest revenue $ 114,761 $ 114,411 $ 97,955 — 17 nm = not meaningful Non-Interest Revenue

28 (dollars in thousands) 4Q20 3Q20 4Q19 2020 2019 Net income available to common shareholders $ 142,118 83,283 143,393 340,532 540,899 Add: Income tax expense, net related to State Tax Reform — — — — 4,402 Add: Earnout liability adjustments — — — 4,908 10,457 Add: Goodwill impairment — 44,877 — 44,877 — Subtract/add: Merger-related expense — — (913) — 56,580 Add: Restructuring charges 18,068 2,882 1,259 26,991 1,230 Add: Valuation adjustment to Visa derivative 890 — 1,111 890 3,611 Add: Loss on early extinguishment of debt 8,409 154 — 10,466 4,592 Subtract/add: Investment securities (gains) losses, net (2,337) 1,550 2,157 (78,931) 7,659 Subtract: Gain on sale and fair value increase, net of private equity investments (63) (260) (8,100) (4,775) (11,607) Subtract/add: Tax effect of adjustments (6,467) (1,122) 1,162 11,748 (9,343) Adjusted net income available to common shareholders $ 160,618 131,364 140,069 356,706 608,480 Weighted average common shares outstanding, diluted 148,725 147,976 148,529 148,210 156,058 Net income per common share, diluted $ 0.96 $ 0.56 $ 0.97 $ 2.30 $ 3.47 Adjusted net income per common share, diluted $ 1.08 $ 0.89 $ 0.94 $ 2.41 $ 3.90 Non-GAAP Financial Measure

29 (dollars in thousands) 4Q20 3Q20 2Q20 1Q20 4Q19 Net income 150,409 91,574 93,192 38,521 151,684 Add: Earnout liability adjustments — — 4,908 — — Add: Goodwill impairment — 44,877 — — — Subtract: Merger-related expense — — — — (913) Add: Restructuring charges 18,068 2,882 2,822 3,220 1,259 Add: Valuation adjustment to Visa derivative 890 — — — 1,111 Add: Loss on early extinguishment of debt 8,409 154 — 1,904 — Subtract/add: Investment securities (gains) losses, net (2,337) 1,550 (69,409) (8,734) 2,157 Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments (63) (260) (8,707) 4,255 (8,100) Subtract/add: Tax effect of adjustments (6,467) (1,122) 19,500 (167) 1,162 Adjusted net income $ 168,909 139,655 42,306 38,999 148,360 Net income annualized $ 598,366 364,305 374,816 154,931 601,790 Adjusted net income annualized $ 671,964 555,584 170,154 156,853 588,602 Total average assets $ 53,833,909 53,138,334 52,853,685 48,696,595 47,459,405 Return on average assets 1.11% 0.69% 0.71% 0.32% 1.27 % Adjusted return on average assets 1.25% 1.05% 0.32% 0.32% 1.24 % Non-GAAP Financial Measure, continued

30 (dollars in thousands) 2020 2019 Net income $ 373,695 563,780 Add: Income tax expense, net related to State Tax Reform — 4,402 Add: Earnout liability adjustments 4,908 10,457 Add: Goodwill impairment 44,877 — Add: Merger-related expense — 56,580 Add: Restructuring charges 26,991 1,230 Add: Valuation adjustment to Visa derivative 890 3,611 Add: Loss on early extinguishment of debt 10,466 4,592 Subtract/add: Investment securities (gains) losses, net (78,931) 7,659 Subtract: Gain on sale and fair value increase, net of private equity investments (4,775) (11,607) Add/subtract: Tax effect of adjustments 11,748 (9,343) Adjusted net income 389,869 631,361 Total average assets 52,138,038 46,791,930 Return on average assets 0.72% 1.20 % Adjusted return on average assets 0.75% 1.35 % Non-GAAP Financial Measure, continued

31 (dollars in thousands) 4Q20 3Q20 4Q19 Net income available to common shareholders $ 142,118 83,283 143,393 Add: Goodwill impairment — 44,877 — Subtract: Merger-related expense — — (913) Add: Restructuring charges 18,068 2,882 1,259 Add: Valuation adjustment to Visa derivative 890 — 1,111 Add: Loss on early extinguishment of debt 8,409 154 — Subtract/add: Investment securities (gains) losses, net (2,337) 1,550 2,157 Subtract: Gain on sale and fair value increase, net of private equity investments (63) (260) (8,100) Subtract/add: Tax effect of adjustments (6,467) (1,122) 1,162 Adjusted net income available to common shareholders $ 160,618 131,364 140,069 Adjusted net income available to common shareholders annualized 638,980 522,600 555,709 Add: Amortization of intangibles 7,782 7,782 8,528 Adjusted net income available to common shareholders excluding amortization of intangibles annualized $ 646,762 530,382 564,237 Net income available to common shareholders annualized 565,382 331,322 568,896 Add: Amortization of intangibles 7,782 7,782 8,528 Net income available to common shareholders excluding amortization of intangibles annualized $ 573,164 339,104 577,424 Total average shareholders' equity less preferred stock 4,594,199 4,553,159 4,348,250 Subtract: Goodwill (452,390) (497,267) (488,223) Subtract: Other intangible assets, net (46,511) (49,075) (57,149) Total average tangible shareholders' equity less preferred stock $ 4,095,298 4,006,817 3,802,878 Return on average common equity 12.31% 7.28% 13.08 % Adjusted return on average common equity 13.91% 11.48% 12.78 % Return on average tangible common equity 14.00% 8.46% 15.18 % Adjusted return on average tangible common equity 15.79% 13.24% 14.84 % Non-GAAP Financial Measure, continued

32 (dollars in thousands) 2020 2019 Net income available to common shareholders $ 340,532 540,899 Add: Income tax expense, net related to State Tax Reform — 4,402 Add: Earnout liability adjustments 4,908 10,457 Add: Goodwill impairment 44,877 — Add: Merger-related expense — 56,580 Add: Restructuring charges 26,991 1,230 Add: Valuation adjustment to Visa derivative 890 3,611 Add: Loss on early extinguishment of debt 10,466 4,592 Subtract/add: Investment securities (gains) losses, net (78,931) 7,659 Subtract: Gain on sale and fair value increase, net of private equity investments (4,775) (11,607) Add/subtract: Tax effect of adjustments 11,748 (9,343) Adjusted net income available to common shareholders $ 356,706 608,480 Add: Amortization of intangibles 7,825 8,598 Adjusted net income available to common shareholders excluding amortization of intangibles annualized $ 364,531 617,078 Net income available to common shareholders annualized 340,532 540,899 Add: Amortization of intangibles 7,825 8,598 Net income available to common shareholders excluding amortization of intangibles annualized $ 348,357 $ 549,497 Total average shareholders' equity less preferred stock 4,534,935 4,384,458 Subtract: Goodwill (485,987) (487,126) Subtract: Other intangible assets, net (50,427) (65,553) Total average tangible shareholders' equity less preferred stock $ 3,998,521 $ 3,831,779 Return on average common equity 7.51% 12.34 % Adjusted return on average common equity 7.87% 13.88 % Return on average tangible common equity 8.71% 14.34 % Adjusted return on average tangible common equity 9.12% 16.10 % Non-GAAP Financial Measure, continued

Non-GAAP Financial Measure, continued

SYNOVUS

(dollars in thousands)		4Q20	3Q20	4Q19
Total non-interest revenue	$	114,761	114,411	97,955
Subtract/add: Investment securities (gains) losses, net		(2,337)	1,550	2,157
Subtract: Gain on sale and fair value increase, net of private equity investments		(63)	(260)	(8,100)
Adjusted non-interest revenue	**$**	**112,361**	**115,701**	**92,012**

(dollars in thousands)		4Q20	3Q20	2Q20	1Q20	4Q19
Total non-interest expense	$	302,498	316,655	284,141	276,279	266,121
Subtract: Earnout liability adjustments		—	—	(4,908)	—	—
Subtract: Goodwill impairment		—	(44,877)	—	—	—
Add: Merger-related expense		—	—	—	—	913
Subtract: Restructuring charges		(18,068)	(2,882)	(2,822)	(3,220)	(1,259)
Subtract: Valuation adjustment to Visa derivative		(890)	—	—	—	(1,111)
Subtract: Loss on early extinguishment of debt		(8,409)	(154)	—	(1,904)	—
Adjusted non-interest expense	**$**	**275,131**	**268,742**	**276,411**	**271,155**	**264,664**

(dollars in thousands)		4Q20	3Q20	2Q20	1Q20	4Q19
Adjusted non-interest expense	$	275,131	268,742	276,411	271,155	264,664
Subtract: Amortization of intangibles		(2,640)	(2,640)	(2,640)	(2,640)	(2,901)
Adjusted tangible non-interest expense	**$**	**272,491**	**266,102**	**273,771**	**268,515**	**261,763**
Net interest income		385,932	376,990	376,566	373,260	399,268
Add: Tax equivalent adjustment		821	956	861	786	769
Add: Total non-interest revenue		114,761	114,411	173,484	103,857	97,955
Total FTE revenues		501,514	492,357	550,911	477,903	497,992
Subtract/add: Investment securities (gains) losses, net		(2,337)	1,550	(69,409)	(8,734)	2,157
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments		(63)	(260)	(8,707)	4,255	(8,100)
Adjusted total revenues	$	499,114	493,647	472,795	473,424	492,049
Efficiency ratio-FTE		60.32 %	64.31 %	51.58 %	57.81 %	53.44 %
Adjusted tangible efficiency ratio		**54.60 %**	**53.91 %**	**57.90 %**	**56.72 %**	**53.20 %**

33

34 (dollars in thousands) 2020 2019 Total non-interest revenue $ 506,513 355,900 Subtract/add: Investment securities (gains) losses, net (78,931) 7,659 Subtract: Gain on sale and fair value increase, net of private equity investments (4,775) (11,607) Adjusted non-interest revenue $ 422,807 351,952 (dollars in thousands) 2020 2019 Total non-interest expense $ 1,179,574 1,098,968 Subtract: Earnout liability adjustments (4,908) (10,457) Subtract: Goodwill impairment (44,877) — Subtract: Merger-related expense — (56,580) Subtract: Restructuring charges (26,991) (1,230) Subtract: Valuation adjustment to Visa derivative (890) (3,611) Subtract: Loss on early extinguishment of debt (10,466) (4,592) Adjusted non-interest expense $ 1,091,442 $ 1,022,498 (dollars in thousands) 2020 2019 Adjusted non-interest expense $ 1,091,442 1,022,498 Subtract: Amortization of intangibles (10,560) (11,603) Adjusted tangible non-interest expense $ 1,080,882 1,010,895 Net interest income 1,512,748 1,595,803 Add: Tax equivalent adjustment 3,424 3,025 Add: Total non-interest revenue 506,513 355,900 Total FTE revenues 2,022,685 1,954,728 Subtract/add: Investment securities (gains) losses, net (78,931) 7,659 Subtract: Gain on sale and fair value increase, net of private equity investments (4,775) (11,607) Adjusted total revenues $ 1,938,979 1,950,780 Efficiency ratio-FTE 58.32% 56.22 % Adjusted tangible efficiency ratio 55.74% 51.82 % Non-GAAP Financial Measure, continued

35 (dollars in thousands) December 31, 2020 September 30, 2020 June 30, 2020 March 31, 2020 December 31, 2019 Total assets $ 54,366,086 53,040,538 54,121,989 50,619,585 48,203,282 Subtract: Goodwill (452,390) (452,390) (497,267) (497,267) (497,267) Subtract: Other intangible assets, net (45,112) (47,752) (50,392) (53,032) (55,671) Tangible assets $ 53,868,584 52,540,396 53,574,330 50,069,286 47,650,344 Total shareholders' equity 5,161,334 5,064,542 5,052,968 5,065,205 4,941,690 Subtract: Goodwill (452,390) (452,390) (497,267) (497,267) (497,267) Subtract: Other intangible assets, net (45,112) (47,752) (50,392) (53,032) (55,671) Subtract: Preferred stock, no par value (537,145) (537,145) (537,145) (537,145) (537,145) Tangible common equity $ 4,126,687 4,027,255 3,968,164 3,977,761 3,851,607 Total shareholders' equity to total assets ratio 9.49% 9.55% 9.34% 10.01% 10.25 % Tangible common equity ratio 7.66% 7.67% 7.41% 7.94% 8.08 % Non-GAAP Financial Measure, continued